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                                                                   Exhibit 10.26

                     AMENDMENT TO REIMBURSEMENT AGREEMENT

      This Amendment to Reimbursement Agreement, dated March 3, 1998 is between Palm Beach Bedding Company, a Florida corporation, (the "Borrower") and First Union National Bank, a national banking association, (the "Lender").

                                    RECITALS

      Palm Beach County, Florida (the "Issuer") has caused to be issued its $7,650,000 Variable Rate Demand Industrial Development Revenue Bonds (Palm Beach Bedding Company Project), Series 1996 (the "Bonds"). The Bonds were issued under that certain Indenture of Trust (the "Indenture") dated as of April 1, 1996 between the Issuer, Branch Bank and Trust Company as Credit Facility Trustee and First Union National Bank as Trustee. The Issuer lent the proceeds of the Bonds to the Borrower pursuant to that certain loan agreement between the Issuer and the Borrower dated April 1, 1996 (the "Loan Agreement"). As a condition to making the loan to the Borrower, the Issuer required the Borrower to deliver a Letter of Credit in the form required under the Indenture. The Borrower requested the Lender to issue a letter of credit in satisfaction of this requirement which the Lender did pursuant to the terms of that certain Letter of Credit and Reimbursement Agreement dated as of April 1, 1996 between the Lender and the Borrower (the "Reimbursement Agreement"). The Reimbursement Agreement contains a number of terms and conditions relevant, among other items, to the operations of the Borrower.

      The Borrower has notified the Lender that the Borrower contemplates entering into the Merger (as defined herein). The Merger would violate various conditions of the Reimbursement Agreement, and the Borrower has requested the Lender to consent to the terms thereof. The Lender is willing to do so in accordance with the terms hereof.

      NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The provisions of Sections 2 and 3 hereof will become the agreements of the parties hereto at the Effective Time (as defined in Section 4 hereof). In the event the Effective Time does not occur, then the provisions of Sections 2 and 3 will not become effective or binding upon the parties hereto.

      2. (a) Section 3.4(a) of the Reimbursement Agreement shall be amended to provide in its entirety as follows:
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      "The Borrower shall pay to the Bank a commission at the rate of three tenths of one percent per annum on the undrawn amount available (or which would be available but for any outstanding Tender Advances) to be drawn under the Letter of Credit (computed on the date that such commission is payable) from and including April 30, 1998 until the Expiration Date. The first payment is due on April 30, 1998, and succeeding payments are due and payable on the last day of each July, October, January and April thereafter. Such fees represent payment in advance for the next succeeding quarter. All such fees shall be fully earned on the date when due."

      (b) Sections 5.12 and 6.1 of the Reimbursement Agreement shall be deemed amended by deleting the headings and the text thereof, and there shall be inserted immediately after the Section numbers in the Reimbursement Agreement the words "This Section Intentionally Left Blank."

      3. The Lender agrees that the Merger and the granting of the Second Mortgage (as defined herein) does not constitute an Event of Default under the Reimbursement Agreement, including in particular Sections 6.2, 6.3 and 6.11 thereof. This waiver is expressly limited to the events described in the preceding sentence and is not intended to be an amendment of the Reimbursement Agreement or evidence of a course of conduct upon which the Borrower may rely or assert reliance in its future actions.

      4. The Effective Time shall be deemed to have occurred upon the occurrence of the following, as evidenced by the Lender's instructions to the Borrower's counsel to release this Amendment form escrow:

      (a) the Borrower shall have paid to the Lender a Transaction Fee in the amount of $5,000.00;

      (b) the Borrower shall have paid the Lender's fees and expenses of Lender's counsel relating to the review of the actions described in the first sentence of Section 3 hereof, the preparation and negotiation of this Amendment, and the preparation of the Bond Counsel Opinion being delivered by such counsel regarding these matters;

      (c) the Borrower shall have complied with the conditions set forth in
Section 7.12 of the Loan Agreement; and

      (d) the Borrower shall have caused to be delivered to the Lender a letter of credit (the "Security Letter of Credit") in a form and amount and issued by an institution acceptable to the Lender in its sole discretion. The Security Letter of Credit will provide a source for guaranteeing payment of amounts due by the Borrower under the Reimbursement Agreement. The Borrower


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acknowledges that the provision for the Security Letter of Credit and its continued maintenance are the reasons Lender has entered into this Amendment and granted the waivers set forth herein. Consequently, the Borrower agrees that it will cause the Security Letter of Credit hereof to be continuously in effect in favor of the Lender. The termination of the Security Letter of Credit prior to the termination of the Letter of Credit provided under the Reimbursement Agreement will constitute an Event of Default under the Reimbursement Agreement. Notwithstanding the foregoing, the Borrower may request that the Lender accept a replacement for the Security Letter of Credit, provided, however, that the Lender may reject such request in Lender's sole discretion.

      5. Reaffirmation and No Default. Borrower hereby reaffirms that the representations and warranties set forth in the Reimbursement Agreements are true and correct as of the date hereof, and that there exists no Event of Default under the Reimbursement Agreement nor any event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

      6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

      7. Counterparts. This instrument may be executed in counterparts.

      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by its duly authorized representatives as of the date and year first above written.

                                    FIRST UNION NATIONAL BANK,


                                    /s/ Bruce Roland
                                    -----------------------------------------
                                    By:   Bruce Roland
                                    Its:  Senior Vice President

                                    PALM BEACH BEDDING COMPANY


                                    /s/ Charles Schweitzer
                                    -----------------------------------------
                                    By:   Charles Schweitzer
                                    Its:  Chairman & CEO


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